TRI-COUNTY FINANCIAL CORPORATION
         1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED*


     1. PURPOSE OF THE PLAN.

     The purpose of this Tri-County Financial Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Plan") is to advance the interests of the Company through providing Directors of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors to promote the success of the business.

     2. DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a)  "Affiliate"  shall  mean  any  "parent   corporation"  or  "subsidiary
corporation"  of the  Company,  as such terms are defined in Section  424(e) and
(f), respectively, of the Code.

     (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Change in Control" shall mean the acquisition of the beneficial ownership (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of 25% or more of the voting securities of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934). For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Board as to whether a change in control has occurred shall be conclusive and binding.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     (g) "Company" shall mean Tri-County Financial Corporation.

     (h) "Continuous Service" shall mean the absence of any interruption or termination of service as a Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

     (i) "Director" shall mean any member of the Board or of the Board of Directors of an Affiliate.

     (j) "Effective Date" shall mean the date specified in Paragraph 13 hereof.

     (k) "Employee" shall mean any person employed on a full-time basis by the Company or an Affiliate.

     (l) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

     (m) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

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*  Includes 1996, 1998, 1999 and 2001 Amendments.

     (n) "Non-Employee Director" shall have the meaning provided in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     (o) "Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan. Such Options shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

     (p) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

     (q) "Participant" shall mean any person who receives an Option pursuant to the Plan.

     (r) "Plan" shall mean this Tri-County Financial Corporation 1995 Stock Option Plan for Non-Employee Directors.

     (s) "Share" shall mean one share of Common Stock.

     3. TERM OF THE PLAN AND OPTIONS.

     (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) Term of Options. The term of each Option granted under the Plan shall be 10 years.

     4. SHARES SUBJECT TO THE PLAN.

          Except as otherwise required by the provisions of Paragraph 10 hereof, the aggregate number of Shares deliverable pursuant to Options shall not exceed 8,750 Shares. Effective with the 1998 amendment, the number of shares reserved under the Plan shall be increased by 11,000 shares. Effective with the 2001 amendment, the number of shares reserved under the Plan shall be increased by 9,600 shares. Such Shares may either be authorized but unissued Shares or Shares held in treasury. If Options should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

     5. ADMINISTRATION OF THE PLAN.

     (a) General Rule. The Plan shall be administered by the Board, provided that the Board may appoint a committee of Directors to make any determinations required pursuant to the Plan. In the event a committee is appointed, it shall consist of not less than two (2) members of the Board who are Non-Employee Directors.

     (b) Powers. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion (i) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (ii) to interpret the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make other determinations necessary or advisable for the administration of the Plan.

     (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Board. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan. In particular, the Board shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option.

     The President of the Company and such Directors as shall be designated by the Board are hereby authorized to execute Agreements on behalf of the Company, and to cause them to be delivered to the recipients of Options.


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

     (d) Effect of the Board's Decisions. All decisions, determinations and interpretations of the Board shall be final and conclusive on all persons affected thereby.

     (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

     (f) Certain Mandatory Abstentions. Notwithstanding anything herein to the contrary, no Director shall have any vote with regard to any Option previously granted to himself or herself.

     6. GRANT OF OPTIONS.

          Each Director who is not an Employee but is a Director on the Effective Date shall receive, on said date, an Option to purchase 1,750 Shares at an Exercise Price per Share equal to its Market Value on the Effective Date. Each Director who is not an Employee but is a Director on the effective date of the 1998 Amendment shall receive, on said date, an Option to purchase 2,200 Shares at an Exercise Price per Share equal to its Market Value on such date. On the effective date of the 2001 amendment, each Director who is not an Employee but is a Director on such date shall receive on such date an Option for the number of shares indicated below:

                Director                                 Number of Shares
                --------                                 ----------------

           H. Beaman Smith                                   3,000

           W. Edelen Gough, Jr.                              3,000

           Herbert N. Redmond, Jr.                           2,400

           Catherine A. Askey                                  600

           Louis P. Jenkins, Jr.                               600


     7. EXERCISE PRICE FOR OPTIONS.

     (a) General Rule. The Exercise Price as to any particular Option shall be the Market Value of the Optioned Shares on the date of grant, as determined by the Board.

     (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the Nasdaq National Market) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Board, in its sole and absolute discretion.

     8. EXERCISE OF OPTIONS.

     (a) Generally. Each Option shall be fully (100%) exercisable immediately upon the date of its grant.

     (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by
(1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock owned for more than six months, or a combination of cash and Common Stock owned for more than six months, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices.

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

Common Stock owned for more than six months utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

     A Director who exercises Options may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld. The amount of the withholding requirement shall be the applicable statutory minimum federal, state or local income tax with respect to the award on the date that the amount of tax is to be withheld.

     (c) Exercisability. Options granted under this Paragraph may be exercised only while the Participant is a Director of the Company, or within one year after termination of the Participant's Continuous Service as a Director, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph may be exercised within one year from the date of his or her death by the personal representatives of his or her estate or person or persons to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire.

     (d) Six Month Holding Period. Notwithstanding any other provision of this Plan to the contrary, Common Stock that is purchased upon exercise of an Option may not be sold within the six-month period following the grant date of that Option, except in the event of the Participant's death, disability or retirement, a Change in Control, or such other event as the Board may specifically deem appropriate.

     9. CHANGE IN CONTROL.

     At the time of a Change in Control, each holder of an Option shall be entitled to receive cash from the Company in an amount equal to the excess of the Market Value of the Common Stock subject to the Option over the Exercise Price of the Optioned Shares, in exchange for the cancellation of such Option.

     10. EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options (and the Exercise Price thereof) shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

     (b) Transactions in which the Company is Not the Surviving Entity. Subject to Paragraph 9 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options shall be surrendered. With respect to each Option so surrendered, the holder of the surrendered Option may elect to receive --

               (1) for each Share then subject to an outstanding Option the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

               (2) a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Option on the date of the Transaction, less the Exercise Price of the Option.

     (c) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (d) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     11. NON-TRANSFERABILITY OF OPTIONS.

     Options may not be sold, pledged, assigned hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, or any other provision of this Plan, a Participant who holds awards may transfer such awards to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Participant who originally received the grant or to an individual or trust to whom the Participant could have initially transferred the awards pursuant to this Paragraph 11. Options which are transferred pursuant to this Paragraph 11 shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

     12. TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. EFFECTIVE DATE.

     The Plan shall become effective immediately upon its approval by the Board.

     14. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     15. CONDITIONS UPON ISSUANCE OF SHARES.

     (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     16. RESERVATION OF SHARES.

     The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     17. WITHHOLDING TAX.

     The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Each Participant may satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     18. NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall a Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director, or any other party to continue service with the Company or any Affiliate. No Director shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option. However, a Director who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

     19. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that federal law shall be deemed to apply.


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